Eagle Broadband, Inc., and Subsidiaries
                 Notes to the Consolidated Financial Statements
                                 August 31, 2004

Exhibit 23.2

     Consent of Lopez, Blevins, Bork & Associates, LLP
     Independent Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110309 and 333-117690) and on Form S-3 (Nos. 333-109481, 333-106074, 333-118117, 333-111160 and 333-97913) of Eagle
Broadband, Inc., of our report dated November 15, 2004, relating to the financial statements, which appear in this Annual Report on Form 10-K.

/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
December 28, 2004